Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Arizona Dividend Advantage Municipal Fund 3
333-92290
811-21157


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 18, 2008; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental Investment Policies and the approval of new
Fundamental Investment Policies. The meeting was subsequently adjourned to January 13, 2009 and additionally adjourned to March 17, 2009.

Voting results are as follows:

 <c>Common and MuniPreferred
shares voting together as a
class
<c>  MuniPreferred
 shares voting together as a
class
To approve the elimination of the Fund s fundamental policy relating to investments in municipal securities and below
investment grade securities.


   For
            1,387,878
                      115
   Against
                 92,693
                         -
   Abstain
                 38,459
                          7
   Broker Non-Votes
               449,552
                      693
      Total
            1,968,582
                      815



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
            1,392,477
                        74
   Against
                 98,029
                        40
   Abstain
                 28,524
                          8
   Broker Non-Votes
               449,552
                      693
      Total
            1,968,582
                      815

Proxy materials are herein incorporated by reference to the SEC filing on October 10, 2008, under Conformed Submission Type DEF 14A, accession number 0000950137-08-012578.